Conformed




               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) August 22, 1996


                            Beneficial Corporation
            (Exact name of registrant as specified in its charter)

              Delaware                1-1177             51-0003820
      (State or other jurisdic-    (Commission         (IRS Employer
      tion of incorporation)       File Number)     Identification No.)

      301 North Walnut Street, Wilmington, Delaware           19801
      (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code (302)425-2500


                                  No Change
         (Former name or former address, if changed since last report)








      Item 5.  Other Events.

                   The following is the text of a press release of Beneficial Corporation, issued on August 22, 1996:



             BENEFICIAL CORPORATION RAISES QUARTERLY CASH DIVIDEND
                                10.6% TO $0.52

                    - EIGHTH CONSECUTIVE YEAR OF INCREASE -

      WILMINGTON, Del. -- The Board of Directors of Beneficial Corporation (NYSE: BNL) today voted to raise the quarterly cash dividend on the Company's common stock by 10.6 percent to $0.52 from $0.47 per share, the eighth consecutive annual increase in the company's common share dividend. The annual dividend rate after the increase will be $2.08 per share, up from $1.88.

      "Maximizing the long-term total return for our shareholders remains our key corporate goal, and we realize that dividend growth is a key factor in that equation," said Finn M.W. Caspersen, chairman and chief executive officer. "We are proud of the fact that over the eight and one-half year period since the end of 1987, Beneficial Corporation common shares have provided a total return to investors, with all dividends reinvested, of 19.7% compounded annually compared to 16.0% for the S&P 500, and 18.2% for the S&P Financial Index. Maintaining an above-index return in the future remains a key objective."


      The dividend -- payable September 30, 1996, to shareholders of record September 3, 1996 -- is the 269th consecutive quarterly dividend for shareholders of Beneficial, which has paid cash dividends without interruption since 1929.


      The board also declared the regular semi-annual dividend of $2.15 per share on the $4.30 Dividend Cumulative Preferred Stock to stockholders of record at the close of business September 3, 1996, and payable September 30, 1996. The board also declared the regular quarterly dividend of $1.375 on the $5.50 Dividend Cumulative Convertible Preferred Stock, payable October 31, 1996, to stockholders of record at the close of business October 1, 1996.


      Beneficial Corporation is a $15 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer finance, credit-card, banking and insurance operations located throughout the United States, Canada, the United Kingdom, Ireland and Germany.









                                  SIGNATURES



                   Pursuant to the requirements of the Securities
      Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            BENEFICIAL CORPORATION
                                                 (Registrant)



                                       By /s/ Samuel F. McMillan
                                          Samuel F. McMillan
                                          Senior Vice President
                                            and Treasurer



      Dated:  August 22, 1996